Exhibit 99.3

Third Quarter 2013 Invest in tomorrow ’ s stars. Today. NASDAQ: GSVC GSV financial data as of 9/30/13

Invest in tomorrow ’ s stars. Today. Forward Looking Statement This presentation contains forward looking statements that involve substantial risks and uncertainties . All forward - looking statements included in this presentation are made only as of the date hereof and are subject to change without notice . Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of GSV Capital Corp . ( “ GSVC ” ), including those listed in the "Risk Factors" section of our filings with the Securities and Exchange Commission ( “ SEC ” ) . Any such forward - looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and GSVC assumes no obligation to update or revise any such forward - looking statements unless required by law . Certain information discussed in this presentation (including information relating to portfolio companies) was derived from third party sources and has not been independently verified and, accordingly, GSVC makes no representation or warranty in respect of this information . The following slides contain summaries of certain financial and statistical information about GSVC . The information contained in this presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time . We undertake no duty or obligation to publicly update or revise the information contained in this presentation unless required by law . In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured . You should not view the past performance of GSVC or any of its portfolio companies, or information about the market, as indicative of GSVC ’ s or any of its portfolio companies ’ future results . The performance data stated herein may have been due to extraordinary market conditions, which may not be duplicated in the future . Current performance may be lower or higher than the performance data quoted . This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of GSVC . 2

Top 10 Investments Invest in tomorrow ’ s stars. Today. Investment Growth Theme % of Portfolio NAV Investment Thesis Social / Mobile 17.6% High - growth model with potential significant network effects + high engagement Cloud 10.3% Superior, highly efficient customer - specific products for fraud detection + cyber security Cloud 5.9% Sticky, dependent model with recurring revenue Education Technology 5.6% Proven ability to rapidly tap into student market + be textbook rental leader Sustainability 4.9% Delivers home automation solutions to customers around the world Sustainability 4.3% Potential to become leading photovoltaic solar manufacturer in the “ Solar 2.0 ” era Education Technology 4.3% Re - envisioning what an online degree program can be Education Technology 4.1% Addresses substantial demand imbalance for access to elite schools in major global cities Education Technology 3.9% Pioneer + leader of the emerging MOOCs (Massive Open Online Courses) trend Social / Mobile 3.5% World ’ s largest social networking platform Total 64.4% 3

The largest REAL - TIME communications, search and ad network in the world, connecting you to the latest stories, ideas, and opinions that matter to you most. Twitter Today… GSV Cost Basis per Share Fair Value per Share as of 9/30/13 Closing Price 11/11/13 First Day Pop $17.21 $23.56 $43.00 74% Invest in tomorrow ’ s stars. Today. 4

Number of Monthly Active Users (MAUs) 232M International – Monthly Active Users 179M U.S. – Monthly Active Users 53M Tweets per Day 500M Unique Daily Active Users 100M Source: Twitter S - 1 Twitter Fast Facts: Usage Invest in tomorrow ’ s stars. Today. 5

LTM Revenue $535M % of Revenue from Ads 91% Ad Revenue Growth Rate Mobile Usage is Mobile Ads Represent 124% 77% 70% of Revenue CPM – March 2012 CPM – September 2013 $1.70 $2.58 Twitter Fast Facts: Financial Invest in tomorrow ’ s stars. Today. 6 Source: Twitter S - 1

Millions Monthly Active Users Invest in tomorrow ’ s stars. Today. 7 Source: Twitter S - 1

Views in billions Trending towards a trillion views by 2014 Timeline Views: Worldwide Invest in tomorrow ’ s stars. Today. 8 Source: Twitter S - 1

Social media has surpassed traditional media portals M o n t h l y T i m e S p e n t ( B s o f M i n u t e s ) 0 50 100 150 200 6/09 12/08 6/09 12/09 6/10 12/10 6/11 12/11 6/12 6/13 Portals Social Networking Sites Social Tailwind Invest in tomorrow ’ s stars. Today. 9 Source: AlwaysOn, GSV Estimates

Mobile usage is increasing while ad spend is converging – huge growth potential $30 Billion Opportunity in U.S. Mobile Tailwind Invest in tomorrow ’ s stars. Today. 10 Source: eMarketer, GSV Estimates

5 Tweets per second contain a Vine link Video Tailwind Invest in tomorrow ’ s stars. Today. 11 Source: iOS App Store in June 2013, Excluding Games, TeamWorks Media

77% of people use an electronic device while watching TV 67% of people age 18 - 34 are using Twitter while watching TV Second Screen Tailwind Invest in tomorrow ’ s stars. Today. 12 Source: eMarketer

Smartwatches Eye wear Opportunity to Dominate Next Gen Devices Invest in tomorrow ’ s stars. Today. 13

$ Promoted Tweets Promoted Trends Promoted Accounts MoPub Ad Networks e - Commerce Data Distribution App Ecosystem Highly Leverageable Model Invest in tomorrow ’ s stars. Today. 14

Interest Graph v. Social and Professional Graph


Users (in millions)
1,190
259
232
Facebook
LinkedIn
Twitter

	Facebook	LinkedIn	Twitter
Market Cap	$114.8 bil	$23.8 bil	$19.1 bil
Market Cap / Users	$96	$92	$82
Revenue Growth	60%	56%	105%

Source: Market capitalization as of Nov. 11, 2013. Facebook MAUs from Q3, 2013 Earnings, Twitter MAUs from Twitter S-1 Filing, LinkedIn "Members" from Q3, 2013, Earnings. Revenue growth figures for Facebook, LinkedIn and Twitter are taken from Q3 10Q filings.

GSV Asset Management

Invest in tomorrow's stars. Today.

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GSV Financial Highlights Dollars Dollars per Share Operating Expenses ($3,013,789) ($0.16) Realized Loss ($162,569) ($0.01) Unrealized Appreciation $8,892,104 $0.46 Net Increase in Net Assets $5,715,746 $0.29 Net Asset Value $254,322,995 $13.16 For the three months ending September 30, 2013 Invest in tomorrow ’ s stars. Today. 16

Invest in tomorrow ’ s stars. Today. Investor Relations Contact: Financial Profiles, Inc. Tricia Ross or Kristen McNally 650.235.4769 GSV@financialprofiles.com Visit and Follow GSV Capital: @GSVCap www.gsvcap.com